UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PARA	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $115,000.00	PARAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 4, 2026, Banzai International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser, in a private placement (the “Private Placement”), (i) a convertible promissory note (the “Note”) in an initial principal amount of $2,142,857, subject to increase up to $3,571,428 in aggregate principal amount, and (ii) a warrant (the “Common Warrant”) to purchase up to 779,221 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), with additional Common Warrants to purchase up to 519,480 additional shares of Common Stock issuable in connection with subsequent tranche fundings. The Private Placement was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Aegis Capital Corp. (the “Placement Agent”) acted as the exclusive placement agent for the Private Placement.

The Purchaser’s subscription amount is payable in up to three tranches; $1,500,000 of which was paid upon execution and delivery of the Purchase Agreement (the “Initial Closing”) and the remaining $1,000,000 of which shall be due in two equal tranches upon the occurrence of certain specified events.

Upon the funding of the remaining two tranches, the outstanding principal amount of the Note will automatically be increased by $714,285 and $714,285, respectively, and the Company will issue to the Purchaser, in connection with each such tranche funding, an additional Common Warrant to purchase up to 259,740 shares of Common Stock. The gross proceeds to the Company from the Initial Closing were $1,500,000, before deducting placement agent fees of 10%, investor legal fees, and other offering expenses.

The Company is also required to hold a special meeting of stockholders (or present the matter at an annual meeting) no later than sixty (60) calendar days after the closing date to seek stockholder approval to, among other things, issue in excess of twenty percent (20%) of the outstanding shares of Common Stock at a deemed discount to the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) immediately prior to execution of the Purchase Agreement, and the voluntary adjustment of the exercise price of the Common Warrant.

Convertible Promissory Notes

The Note was issued with an initial principal amount of $2,142,857, an original issue discount of thirty percent (30%), and bears interest at a rate of ten percent (10%) per annum, maturing on June 4, 2027 (nine months from the issuance date). Upon an event of default, interest will accrue at a default rate of eighteen percent (18%) per annum.

The Note is convertible, at the option of the holder, into shares of Common Stock at a fixed conversion price of $2.75 per share (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, and similar events), subject to a beneficial ownership limitation of 4.99% (subject to increase to 9.99% upon sixty-one (61) calendar days’ prior notice by the holder) and an exchange cap of 19.99% of the shares of Common Stock outstanding immediately prior to execution of the Purchase Agreement, unless and until stockholder approval is obtained.

Upon an event of default (which includes, among other things, failure to make payments when due, material breaches of representations or covenants, bankruptcy events, delisting of the Common Stock from the Nasdaq Capital Market for more than five (5) consecutive trading days, and the occurrence of a material adverse effect that materially impairs the Company’s ability to perform its obligations under the Note), the outstanding principal of the Note will automatically be increased by twenty percent (20%), and the holder may declare the entire principal amount, together with all accrued and unpaid interest, immediately due and payable.

The Company may voluntarily prepay all or any portion of the Note at 110% of the outstanding amount upon five (5) trading days’ prior written notice. In addition, upon any subsequent financing (other than a qualified public offering resulting in aggregate gross proceeds of not less than $5,000,000), the Company must apply fifty percent (50%) of the net cash proceeds to prepayment of the Note, and upon consummation of a qualified public offering, the entire outstanding amount of the Note will become immediately due and payable in full.

Without the holder’s prior consent, the Note restricts the Company from, among other things, issuing variable-rate securities, declaring or paying dividends on Common Stock, redeeming or repurchasing shares of Common Stock, and transferring assets outside the ordinary course of business.

Common Warrant

The Common Warrant entitles the holder to purchase up to 779,221 shares of Common Stock (subject to increase in connection with Tranche 2 and Tranche 3 fundings) at an exercise price of $2.75 per share, subject to adjustment, and is immediately exercisable upon issuance, expiring on the fifth anniversary of the issuance date (the “Expiration Date”). The Common Warrant may be exercised on a cashless basis at any time when there is no effective registration statement covering the resale of the underlying shares, and any unexercised portion will be automatically exercised via cashless exercise on the termination date. Exercise is subject to a beneficial ownership limitation of 4.99% (subject to increase to 9.99% upon sixty-one (61) calendar days’ prior notice by the holder) and the same exchange cap applicable to the Note.

If the Company fails to pay all outstanding principal, accrued and unpaid interest, and any other amounts then due under the Note in full within ninety (90) calendar days of the Initial Closing, then at any time between the Initial Closing and the Expiration Date, the exercise price of the Common Warrant will be subject to anti-dilution adjustment in the event of any subsequent dilutive issuance, reducing the exercise price to the lower of the dilutive issuance price or the lowest volume weighted average price of the Common Stock during the five (5) consecutive trading days immediately following such dilutive issuance.

In the event of a Fundamental Transaction (as defined in the Common Warrant), the holder will have the right to receive, upon exercise, the same consideration that holders of Common Stock received in such transaction, or, at the holder’s option, to require the Company or the successor entity to purchase the unexercised portion of the Common Warrant for cash at the Black Scholes Value (as defined in the Common Warrant).

Lock-Up Agreements

In connection with the Private Placement, each of the Company’s directors, executive officers, and stockholders holding at least ten percent (10%) of the outstanding shares of Common Stock entered into lock-up agreements (the “Lock-Up Agreements”) with the Company, pursuant to which, subject to certain limited exceptions, such persons are restricted from offering, selling, entering into a contract to sell, loaning, pledging, granting a security interest in, or otherwise disposing of the shares they hold, for a period of 90 calendar days from the date of the Purchase Agreement (the “Lock-Up Period”).

The foregoing descriptions of the Purchase Agreement, the Note, the Common Warrant, and the Lock-Up Agreements are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated September 4, 2026, issued by Banzai International, Inc. to Evergreen Capital Management LLC.
4.2	Common Stock Purchase Warrant, dated September 4, 2026, issued by Banzai International, Inc. to Evergreen Capital Management LLC.
10.1	Securities Purchase Agreement, dated September 4, 2026, by and between Banzai International, Inc. and Evergreen Capital Management LLC.
10.2	Form of Lock-Up Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer